                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant /X/

Filed by a Party other than the Registrant / /

Check the appropriate box:

/ /  Preliminary Proxy Statement
/ /  Confidential, for Use of the Commission Only
    (as permitted by Rule 14a-6(e)(2))
/X/  Definitive Proxy Statement
/ /  Definitive Additional Materials
/ /  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                             HERITAGE INCOME TRUST
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/ /  $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(i)(2) or
     Item 22(a)(2) of Schedule 14A.

/ / $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).

/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

     (2)  Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     (4)  Proposed maximum aggregate value of transaction:

     (5)  Total fee paid:

/X/  Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

     (2)  Form, Schedule or Registration Statement No.:

     (3)  Filing Party:

     (4)  Date Filed:

                 HERITAGE INCOME TRUST -- DIVERSIFIED PORTFOLIO

                                   NOTICE OF
                        SPECIAL MEETING OF SHAREHOLDERS
                                JANUARY 24, 1996

TO THE SHAREHOLDERS:

     A Special Meeting of the holders of shares of beneficial interest of the Diversified Portfolio (the "Fund") of Heritage Income Trust will be held on January 24, 1996 at 8:30 a.m. eastern standard time, or any adjournment(s) thereof, at 880 Carillon Parkway, Classroom A, St. Petersburg, FL 33716, for the following purposes:

          (1) To approve a modified investment objective of high current income for the Fund;

          (2) To approve an Investment Subadvisory Agreement between Heritage Asset Management, Inc. and Salomon Brothers Asset Management Inc; and

          (3) To transact such other business as may properly come before the Special Meeting or any adjournment(s) thereof.

     You are entitled to vote at the meeting and any adjournment(s) thereof if you owned shares of the Fund at the close of business on December 5, 1995. If you attend the meeting, you may vote your shares in person. IF YOU DO NOT EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY CARD IN THE ENCLOSED POSTAGE PAID ENVELOPE.

                                          By Order of the Board of Trustees,
                                          CLIFFORD J. ALEXANDER
                                          Secretary

December 14, 1995
880 Carillon Parkway
St. Petersburg, Florida 33716

                             YOUR VOTE IS IMPORTANT
                       NO MATTER HOW MANY SHARES YOU OWN
        Please indicate your voting instructions on the enclosed proxy form, date and sign the form, and return the form in the envelope provided. If you sign, date and return the proxy form but give no voting instructions, your shares will be voted "FOR" the proposals noticed above. In order to avoid the additional expense of further solicitation, we ask your cooperation in mailing your proxy card promptly. Unless proxy cards submitted by corporations and partnerships are signed by the appropriate persons as indicated in the voting instructions on the proxy card, they will not be voted.

                 HERITAGE INCOME TRUST -- DIVERSIFIED PORTFOLIO

              880 CARILLON PARKWAY, ST. PETERSBURG, FLORIDA 33716
                             ---------------------

                                PROXY STATEMENT
         SPECIAL MEETING OF SHAREHOLDERS TO BE HELD ON JANUARY 24, 1996
                             ---------------------

                                  INTRODUCTION

     This is a proxy statement with respect to the Diversified Portfolio (the "Fund") of Heritage Income Trust (the "Trust") in connection with the solicitation of proxies made by, and on behalf of, the Trust's Board of Trustees to be used at the Fund's special meeting of shareholders or any adjournment(s) thereof ("Meeting"). This proxy statement first will be mailed to shareholders on or about December 14, 1995.

     A majority of the shares of the Fund outstanding on December 5, 1995 ("Record Date"), represented in person or by proxy, must be present to constitute a quorum for the transaction of business at the Meeting. Only holders of securities as of this date are entitled to notice of and to vote at the Meeting. In the absence of a quorum or in the event that a quorum is present at the Meeting but votes sufficient to approve any one of the proposals are not received, the persons named as proxies may propose one or more adjournments of the Meeting to permit the further solicitation of proxies. Any such adjournment will require the affirmative vote of a majority of those shares represented at the Meeting in person or by proxy. If a quorum is present, the persons named as proxies will vote those proxies that they are entitled to vote FOR such proposal in favor of an adjournment and will vote those proxies required to be voted AGAINST such proposal against such adjournment. A shareholder vote may be taken on one or more of the proposals described in this proxy statement prior to any such adjournment if sufficient votes have been received and it is otherwise appropriate.

     Broker non-votes are shares held in street name for which the broker indicates that instructions have not been received from the beneficial owners or persons entitled to vote and the broker does not have discretionary voting authority. Abstentions and broker non-votes will be counted for purposes of determining whether a quorum is present, but will not be voted for or against any adjournment. Abstentions and broker non-votes will not be counted, as votes cast for purposes of determining whether sufficient votes have been received to approve a proposal. Accordingly, abstentions and broker non-votes effectively will be a vote against adjournment or against the proposal when the required vote is a percentage of the shares present.

     The individuals named as proxies in the enclosed proxy card will vote in accordance with your directions as indicated thereon if your proxy card is received properly executed by you or by your duly appointed agent or attorney-in-fact. If you sign, date and return the proxy card but give no voting instructions, your shares will be voted in favor of the proposals described in this proxy statement. The duly appointed proxies may, in their discretion, vote upon such other matters as may properly come before the Meeting. Your proxy card may be revoked by giving another proxy, by letter or telegram revoking your proxy if received by the Fund prior to the Meeting, or by appearing and voting at the Meeting.

     As of the Record Date, the Fund had 3,120,535 shares outstanding and no person held of record or owned beneficially more than 5% of the Fund's issued and outstanding shares. All costs associated with the Meeting, including the solicitation of proxies, will be borne by the Fund. Solicitations will be made primarily by mail but also may include telephone communications by regular employees of Heritage Asset Management, Inc. ("Heritage"), the Fund's investment adviser and administrator, who will not receive any compensation therefor from the Fund. Each full share of the Fund is entitled to one vote, and each fractional share is entitled to a proportionate share of one vote. You may obtain a copy of the Fund's most recent annual and semi-annual reports to shareholders, free of charge, by writing to Heritage at 880 Carillon Parkway, St. Petersburg, Florida 33716 or by calling 1-800-421-4184.

                 PROPOSAL 1. APPROVAL OF A MODIFIED INVESTMENT
                 OBJECTIVE OF HIGH CURRENT INCOME FOR THE FUND

     The Fund's current investment objective is high current income consistent with the preservation of capital. The Fund seeks to achieve this objective by investing at least 50% of its assets in securities issued by the U.S. Government, its agencies and instrumentalities and related repurchase agreements and forward commitments (the "Government Sector"). The Fund may invest its remaining assets (up to 50%) in lower-rated U.S. corporate, fixed-income securities, commonly referred to as "junk bonds" or "high yield securities." These securities are rated below BBB by Standard & Poor's ("S&P") or Baa by Moody's Investors Service, Inc. ("Moody's"), or are unrated securities deemed to be of comparable quality by the Fund's investment subadviser ("lower-rated high yield securities").

     At the Trust's November 20, 1995 Board of Trustees (the "Board") meeting, Heritage recommended that certain of the Fund's non-fundamental investment policies be amended to allow for investment of up to 100% -- rather than up to 50% -- of the Fund's assets in lower-rated high yield securities and in securities rated BBB by S&P or Baa by Moody's or deemed to be of comparable quality by the Fund's investment subadviser ("medium-rated high yield securities"). To be consistent with these new policies, Heritage further proposed to modify the Fund's fundamental investment objective so that the Fund would seek high current income as opposed to high current income consistent with the preservation of capital. However, if Proposal 1 is approved by shareholders, preservation of capital will continue to be a consideration in the Fund's investment strategy, although the Fund no longer will be required to invest at least 50% of its assets in the Government Sector. Heritage also proposed that the Fund's name be changed to "High Yield Bond Fund". The Board concluded that it would be in the best interests of the Fund and its shareholders to effect these proposed changes. Accordingly, if shareholders approve the amendment to the Fund's fundamental investment objective, the amendments to the Fund's non-fundamental investment policies and its name also will be implemented. These changes are expected to enable the Fund to seek that objective more effectively.

     The Board's approval was based upon its belief that the increased emphasis on high current income through investment in a portfolio of lower- and medium-rated high yield securities may serve to benefit the Fund in several ways. First, a significantly greater number of investment opportunities may be available to the Fund. Second, the ability to invest a majority of the Fund's assets in lower- and medium-rated high yield securities may afford the Fund's investment subadviser the ability to increase the Fund's yield. If Proposal 1 is adopted, the Fund's assets will be invested in securities of issuers who the Fund's investment subadviser believes present opportunities for high current income.

     As required by the Investment Company Act of 1940, as amended ("1940 Act"), shareholders need only approve the change in the Fund's fundamental investment objective as approved by the Board. Changes in the Fund's non-fundamental investment policies and any change in the Fund's name do not require shareholder approval.

RISKS RELATED TO INVESTMENT IN LOWER- AND MEDIUM-RATED HIGH YIELD SECURITIES

     If the changes discussed above are implemented, shareholders should reevaluate whether the Fund continues to be an appropriate investment in light of their current financial position and long-term needs. The Fund is appropriate for investors who can accept the various risks associated with investing in lower- and medium-rated high yield securities. Medium-rated securities have speculative characteristics and generally are subject to greater risks than higher-rated securities. The market values of lower-rated high yield securities tend to reflect individual developments of the issuer to a greater extent than do higher quality securities, which primarily react to fluctuations in the general level of interest rates. These securities also tend to be more sensitive to economic conditions and generally have more volatile prices than do higher-rated securities. Issuers of lower-rated high yield securities often are highly leveraged and may not have traditional methods of financing available to them. These risks are discussed in greater detail in the Appendix to this proxy statement.

RECOMMENDATION OF THE BOARD OF TRUSTEES

     The Board recommends that the Fund's investment objective be modified to high current income. If shareholders approve this Proposal, the Board expects to implement the Proposal on February 1, 1996, or as soon thereafter as is reasonably practicable. If this Proposal is not approved by shareholders, the Fund's investment objective, non-fundamental policies and name will remain unchanged. In addition, Heritage, who as the Fund's investment manager currently makes investment decisions on behalf of the Government Sector of the Fund, will continue to make those investment decisions, and the Board will consider what other actions, if any, should be taken.

REQUIRED VOTE

     The 1940 Act requires that the proposed change to the Fund's investment objective be approved by a majority of the Fund's outstanding voting securities. Under the 1940 Act, approval by a "majority of the Fund's outstanding voting securities" means approval by the lesser of (1) more than 50% of the Fund's outstanding shares, or (2) 67% of the shares of the Fund present at the meeting in person or represented by proxy, if at least 50% of the outstanding shares of the Fund are present or represented by proxy.

                             THE BOARD OF TRUSTEES
                   RECOMMENDS THAT YOU VOTE "FOR" PROPOSAL 1.

          PROPOSAL 2. APPROVAL OF THE INVESTMENT SUBADVISORY AGREEMENT

     The Board and Heritage propose that Salomon Brothers Asset Management Inc ("Salomon") be appointed as the investment subadviser of the Fund. If this appointment is approved by shareholders, Salomon would replace Eagle Asset Management, Inc. ("Eagle") as the Fund's investment subadviser. Eagle is an affiliate of both Raymond James & Associates, Inc. ("RJA") and Heritage. Each of RJA, Eagle and Heritage are wholly-owned subsidiaries of Raymond James Financial, Inc. ("RJF"). Eagle has been the investment subadviser of the Fund since the Fund's inception in 1990.

     At the November 20, 1995 meeting, the Board determined that it would be in the best interests of the Fund and its shareholders to retain Salomon as the Fund's investment subadviser. In making this decision, the Board considered, among other factors, the expertise that Salomon offers in providing portfolio management services for other high yield bond funds. The Board also considered the experience of the proposed portfolio manager for the Fund, Peter J. Wilby (who is a Chartered Financial Analyst, a Certified Public Accountant, and a member of the New York Society of Securities Analysts), Salomon's success to date as an investment manager, the other key personnel employed by Salomon who would assist in portfolio management activities, other portfolio management alternatives available to the Fund, and facilities, financial strength, quality of services and client communication capabilities offered by Salomon.

     Accordingly, the Board unanimously voted that (1) subject to shareholder approval, Salomon be appointed as the Fund's investment subadviser, and (2) the proposed subadvisory agreement between Heritage and Salomon ("Salomon Agreement") be submitted for shareholder approval. These decisions included the unanimous approval of all Trustees who are not "interested persons" of the Trust, Heritage or Salomon as that term is defined in the 1940 Act ("Independent Trustees").

DESCRIPTION OF THE SUBADVISORY AGREEMENT

     The Salomon Agreement will be substantially similar to the current subadvisory agreement between Heritage and Eagle except for the fees to be paid by Heritage thereunder. If shareholders approve Proposals 1 and 2, Salomon will furnish continuously an investment program for the Fund, will make investment decisions on behalf of the Fund, will place all orders for the purchase and sale of portfolio securities and will receive a fee of 50% of the annual investment advisory fee paid to Heritage, without regard to any reduction in the fees paid to Heritage as a result of any statutory, regulatory or voluntary limitation on the Fund's expenses. This fee will be paid by Heritage -- and not by the Fund -- and is equivalent to .30% of the Fund's daily net assets up to $100 million and .25% of the Fund's average daily net assets in excess of $100 million. If shareholders do not approve Proposal 1, but do approve Proposal 2, Salomon will furnish its services only with respect to assets of the Fund invested in lower- and medium-rated high yield securities and will receive a fee of 25% of the annual investment advisory fee paid by the Fund to Heritage. Pursuant to its agreement with Heritage, Eagle currently receives a fee of 25% of the advisory fee paid by the Fund to Heritage. The Salomon Agreement provides that Salomon will not be liable for any act or omission in the course of, or connected with, rendering services under the Agreement, except when such services are rendered in bad faith, negligence or disregard of its obligations and duties under the Agreement.

     If approved by shareholders, the Salomon Agreement would be executed promptly by Heritage and Salomon. Unless sooner terminated, it would remain in effect continuously for two years following its effective date. Thereafter, it would continue automatically for successive years, provided that it is specifically approved at least annually (1) by a vote of a majority of the Independent Trustees and (2) by all Trustees or by a vote of a majority of the outstanding shares of the Fund. Heritage may at any time terminate the proposed Salomon Agreement upon 60 days' written notice to Salomon. Salomon may at any time terminate that agreement upon 90 days' written notice to Heritage. The Salomon Agreement automatically will terminate without penalty in the event of its assignment or termination.

INFORMATION ABOUT SALOMON

     Salomon is a registered investment adviser that was incorporated in 1987. Salomon is a wholly-owned subsidiary of Salomon Inc. Salomon in New York, and its affiliates in London, Frankfurt, Tokyo and Hong Kong, together provide a full range of fixed income and equity investment management services for individual and institutional clients throughout the world, and serve as investment adviser to various investment companies. As of October 31, 1995, Salomon and its affiliates had approximately $13.1 billion of assets under management. Salomon provides advisory services to a variety of types of investment accounts including both proprietary and nonproprietary mutual funds, offshore funds, institutional accounts, wrap fee products and private clients.

     Berkshire Hathaway Inc., a Delaware corporation that may be deemed to be controlled by Warren E. Buffet, owned beneficially as of November 30, 1995, 6,633,600 shares of Capital Stock and 560,000 shares of Preferred Stock, Series A, of Salomon Inc, constituting approximately 17.6% of the votes entitled to be cast by the holders of the outstanding voting securities of Salomon Inc.

     The principal address of Salomon and each of its directors and principal executive officer is 7 World Trade Center, 38th Floor, New York, New York 10048. The directors and principal executive officer of Salomon are: Thomas Wise Brock, Chairman of the Board and Chief Executive Officer; Michael Stephen Hyland, President and Director; Rodney B. Berens, Director; James Joseph Lee, Director; and Vilas Gadkari, Director.

     Salomon currently serves as investment adviser or subadviser for the following investment companies that have an investment objective similar to the Fund's.

                                                   RATE OF               FEES WAIVED PURSUANT
              FUND                         SALOMON'S COMPENSATION        TO ADVISORY AGREEMENT
---------------------------------     ---------------------------------  ---------------------
Salomon Brothers High Yield Bond      Annual rate of .75% of the Fund's  .24% (through
  Fund                                average daily net assets           December 31, 1995)
Salomon Brothers High Income Fund     Annual rate of .70% of the Fund's  None
                                      average weekly net assets

RECOMMENDATION OF THE BOARD OF TRUSTEES

     The Board recommends that Salomon be retained as investment subadviser to the Fund. If Proposal 2 is not approved by shareholders, Eagle will continue as the Fund's investment subadviser with respect to assets invested in lower- and medium-rated high yield securities. The Trustees would then consider whether any other arrangements for the provision of investment subadvisory services are appropriate and in the best interests of the Fund's shareholders.

VOTE REQUIRED

     Approval of Proposal 2 under the 1940 Act requires the affirmative vote of the holders of the lesser of (1) more than 50% of the Fund's outstanding shares, or (2) 67% of the shares of the Fund present at the meeting in person or represented by proxy, if at least 50% of the outstanding shares of the Fund are present or represented by proxy.

                   THE BOARD OF TRUSTEES RECOMMENDS THAT YOU
                             VOTE "FOR" PROPOSAL 2.

                           INFORMATION ABOUT THE FUND

CURRENT ADVISORY ARRANGEMENTS

     Heritage is a Florida corporation organized in 1985 and registered as an investment adviser under the Investment Advisers Act of 1940, as amended. Heritage serves as investment adviser and administrator to the Fund pursuant to an Investment Advisory and Administration Agreement between Heritage and the Trust on behalf of the Fund, dated January 19, 1990 ("Advisory Agreement"). All of the capital stock of Heritage is owned by RJF. Thomas A. James, a Trustee of the Trust, by virtue of his direct or indirect ownership of RJF, owns beneficially more than 10% of Heritage. RJF, through its subsidiaries, is engaged primarily in providing customers with a wide variety of financial services in connection with securities, limited partnerships, options, investment banking and related fields. Heritage also serves as investment adviser and manager to five other investment companies with aggregate assets of approximately $2.0 billion as of October 31, 1995.

     The principal address of Heritage, RJF, Thomas A. James and each of Heritage's directors and principal executive officer is at 880 Carillon Parkway, St. Petersburg, Florida 33716. The directors and principal executive officer of Heritage are: Jeffrey P. Julien, Director; Richard K. Riess, Director; and Stephen G. Hill, Director, President and Chief Executive Officer. The officers of the Fund who also are employed by Heritage are: Stephen G. Hill; Donald H. Glassman; and Patricia Schneider. The Trustees and the officers of the Fund do not own in the aggregate more than 1% of the shares of beneficial interest in the Fund.

     Under the Advisory Agreement, and subject to the supervision of the Trustees, Heritage has agreed, among other duties, to provide a continuous investment program for the Fund's portfolio, supervise all aspects of the Fund's operation and hold itself available to respond to shareholder inquiries. The Advisory Agreement expressly permits advisory services to be delegated to and performed by a subadviser. Under the Advisory Agreement, the Fund bears all of its expenses not specifically assumed by Heritage incurred in its operation and the offering of shares. For services provided under the Advisory Agreement, the Fund pays Heritage an annualized advisory fee, computed daily and paid monthly, of .60% of the Fund's average daily net assets up to $100 million and .50% of daily net assets over $100 million. As required by state regulations, Heritage will reimburse the Fund if and to the extent that the aggregate operating expenses of the Fund in any fiscal year exceed applicable limits. To date, no such reimbursements have been required. Heritage voluntarily has agreed to limit the expenses of each of the Fund's classes of shares. During any period that Class A expenses exceed 1.25% of average daily net assets or Class C expenses exceed 1.70%, Heritage will waive its advisory fee or reimburse each class of the Fund as necessary to limit expenses to these levels. During the fiscal year ended September 30, 1995, the Fund paid (or accrued) to Heritage fees of $194,363 and Heritage waived fees of $83,663.

     Heritage also is the fund accountant and transfer and dividend disbursing agent for the Fund. For the fiscal year ended September 30, 1995, the Fund paid Heritage $28,181 for its services as transfer and dividend disbursing agent. For the fiscal year ended September 30, 1995, the Fund paid Heritage $28,242 for its services as fund accountant. Heritage will continue to provide these services to the Fund if the Salomon Agreement is approved.

     In addition, an affiliate of Heritage, RJA, serves as the Trust's principal underwriter. As compensation for certain distribution and shareholder servicing activities, RJA was paid $113,666 pursuant to the Trust's Rule 12b-1 distribution plan. RJA will continue to serve as principal underwriter to the Trust if the Salomon Agreement is approved. The Fund currently does not execute any securities transactions through RJA or any other affiliated broker-dealer.

     The Advisory Agreement provides that Heritage will not be liable for any error of judgment or mistake of law or for any loss suffered by the Fund in connection with the matter to which the Agreement relates, except a loss resulting from willful misfeasance, bad faith or gross negligence on their part in the performance of their duties or from reckless disregard by them of their obligations and duties thereunder.

                             SHAREHOLDER PROPOSALS

     As a general matter, the Fund does not hold regular annual or other meetings of shareholders. Any shareholder who wishes to submit proposals to be considered at a special meeting of the Fund's shareholders should send such proposals to the Fund at 880 Carillon Parkway, St. Petersburg, Florida 33716, so as to be received a reasonable time before the proxy solicitation for that meeting is made.

     Shareholder proposals that are submitted in a timely manner will not necessarily be included in the Fund's proxy materials. Inclusion of such proposals is subject to limitations under the federal securities laws.

                                 OTHER BUSINESS

     Management knows of no other business to be presented at the Meeting other than the matter set forth in this proxy statement, but should any other matter requiring a vote of shareholders arise, the proxies will vote thereon according to their best judgment in the interests of the Fund.

                                          By Order of the Board of Trustees,
                                          CLIFFORD J. ALEXANDER
                                          Secretary

December 14, 1995

         IT IS IMPORTANT THAT YOU VOTE AND RETURN YOUR PROXY PROMPTLY.

                                    APPENDIX

     RISKS RELATED TO INVESTMENT IN LOWER-RATED HIGH YIELD SECURITIES

     Lower-rated securities are subject to certain risks that may not be present with investments in higher-grade securities.

     EFFECT OF INTEREST RATE AND ECONOMIC CHANGES. The lower rating of certain lower-rated high yield securities reflects a greater possibility that the financial condition of the issuer or adverse changes in general economic conditions may impair the ability of the issuer to pay income and principal. Changes by rating agencies in their ratings of a fixed income security also may affect the value of these investments. However, allocating investments in the Fund among securities of different issuers should reduce the risks of owning any such securities separately.

     The prices of lower-rated high yield securities tend to be less sensitive to interest rate changes than higher-rated investments, but more sensitive to adverse economic changes or individual corporate developments. During economic downturns or periods of rising interest rates, highly leveraged issuers may experience financial stress that adversely affects their ability to service principal and interest payment obligations, to meet projected business goals, or to obtain additional financing, and the markets for their securities may be more volatile. If an issuer defaults, the Fund may incur additional expenses to seek recovery. Furthermore, the market value of zero coupon and pay-in-kind securities in which the Fund may invest is more greatly affected by interest rate changes and is more volatile than that of similar securities that pay interest periodically in cash. Accrued discount and "interest" on zero coupon and pay-in-kind securities are reported as income by the Fund even though no cash actually is received by the Fund until the securities' maturity or payment date.

     Frequently, the higher yields of lower-rated high yield securities may not reflect the value of the income stream that holders of such securities may expect, but rather the risk that such securities may lose a substantial portion of their value as a result of their issuer's financial restructuring or default. Additionally, an economic downturn or an increase in interest rates could have a negative effect on the high yield securities market and on the market value of the lower-rated high yield securities held by the Fund, as well as on the ability of the issuers of such securities to repay principal and interest on their borrowings.

     LIQUIDITY AND VALUATION. Lower-rated high yield securities may contain redemption or call provisions. If an issuer exercises these provisions in a declining interest rate market, the Fund would have to replace the security with a lower yielding security. To the extent that there is no established retail secondary market, there may be thin trading of lower-rated high yield securities. This may lessen the Fund's ability to accurately value these securities and its ability to dispose of these securities. Additionally, adverse publicity and investor perceptions, whether or not based on fundamental analysis, may decrease the values and liquidity of high yielding securities, especially in a thinly traded market. Certain lower-rated high yield securities may involve special registration responsibilities, liabilities and costs, and liquidity and valuation difficulties; thus, the responsibilities of the Board of Trustees to value these securities in the portfolio become more difficult with judgment playing a greater role.

     SECURITIES RATINGS. Securities ratings are based largely on the issuer's historical financial information and the rating agencies' investment analysis at the time of rating. Credit ratings evaluate the safety of principal and interest payments, not market value risk of high yield bonds. Also, credit rating agencies may fail to timely change the credit ratings to reflect subsequent events. Consequently, the rating assigned to any particular security is not necessarily a reflection of the issuer's current financial condition, which may be better or worse than the rating would indicate. Although the Fund's investment subadviser will consider security ratings when making investment decisions, it primarily relies upon its own investment analysis. This analysis may include consideration of the issuer's experience and managerial strength, changing financial condition, borrowing requirements or debt maturity schedules, and its responsiveness to changes in business conditions and interest rates. It also considers relative values based on anticipated cash flow, interest or dividend coverage, asset coverage and earnings prospects. Because of the greater number of investment considerations involved in investing in lower-rated securities, the achievement of the Fund's objective depends more on the Fund's investment subadviser's analytical abilities than would be the case if it were investing only in securities in the higher rating categories. The Fund, at the discretion of the Fund's investment subadviser, may retain a security that has been downgraded below the initial investment criteria. The descriptions of S&P and Moody's lower- and medium-grade corporate bond rating categories are as follows:

STANDARD & POOR'S

     The ratings are based on current information furnished by the issuer or obtained by S&P from other sources it considers reliable. S&P does not perform any audit in connection with any rating and may, on occasion, rely on unaudited financial information. The ratings may be changed, suspended or withdrawn as a result of changes in, or unavailability of, such information, or for other circumstances.

     The ratings are based, in varying degrees, on the following considerations:

          1. Likelihood of default-capacity and willingness of the obligor as to the timely payment of interest and repayment of principal in accordance with the terms of the obligation;

          2. Nature of and provisions of the obligation;

          3. Protection afforded by, and relative position of, the obligation in the event of bankruptcy, reorganization or other arrangement under the laws of bankruptcy and other laws affecting creditor's rights.

     BBB -- Debt rated BBB is regarded as having an adequate capacity to pay interest and repay principal. Whereas it normally exhibits adequate protection parameters, adverse economic conditions or changing circumstances are more likely to lead to a weakened capacity to pay interest and repay principal for debt in this category than for debt in higher rated categories.

     BB, B, CCC -- Debt rated "BB," "B" and "CCC" is regarded, on balance, as predominantly speculative with respect to capacity to pay interest and repay principal in accordance with the terms of the obligation. "BB" indicates the lowest degree of speculation. While such debt will likely have some quality and protective characteristics, these are outweighed by larger uncertainties or major risk exposures to adverse conditions.

     BB -- Debt rated "BB" has less near-term vulnerability to default than other speculative issues. However, it faces major ongoing uncertainties or exposure to adverse business, financial or economic conditions which could lead to inadequate capacity to meet timely interest and principal payments. The "BB" rating category is also used for debt subordinated to senior debt that is assigned an actual or implied "BBB-" rating.

     B -- Debt rated "B" has a greater vulnerability to default but currently has the capacity to meet interest payments and principal repayments. Adverse business, financial or economic conditions will likely impair capacity or willingness to pay interest and repay principal. The "B" rating category is also used for debt subordinated to senior debt that is assigned an actual or implied "BB" or "BB-" rating.

     CCC -- Debt rated "CCC" has a currently identifiable vulnerability to default and is dependent upon favorable business, financial and economic conditions to meet timely payment of interest and repayment of principal. In the event of adverse business, financial or economic conditions, it is not likely to have the capacity to pay interest and repay principal. The "CCC" rating category is also used for debt subordinated to senior debt that is assigned an actual or implied "B" or "B-" rating.

     PLUS (+) OR MINUS (-): The ratings from "AA" to "CCC" may be modified by the addition of a plus or minus sign to show relative standing within the major categories.

     NR -- Indicates that no public rating has been requested, that there is insufficient information on which to base a rating, or that S&P does not rate a particular type of obligation as a matter of policy.

MOODY'S INVESTORS SERVICE, INC.

     Baa -- Bonds which are rated Baa are considered as medium grade obligations, i.e., they are neither highly protected nor poorly secured. Interest payments and principal security appear adequate for the present but certain protective elements may be lacking or may be characteristically unreliable over any great length of time. Such bonds lack outstanding investment characteristics and in fact have speculative characteristics as well.

     Ba -- Bonds which are rated Ba are judged to have speculative elements; their future cannot be considered as well assured. Often the protection of interest and principal payments may be very moderate and thereby not well safeguarded during both good and bad times over the future. Uncertainty of position characterizes bonds in this class.

     B -- Bonds which are rated B generally lack characteristics of the desirable investment. Assurance of interest and principal payments or of maintenance of other terms of the contract over any long period of time may be small.

     Caa -- Bonds which are rated Caa are of poor standing. Such issues may be in default or there may be present elements of danger with respect to principal or interest.

     Moody's applies numerical modifiers 1, 2 and 3 in each generic rating classification from Aa through B in its corporate bond rating system. The modifier 1 indicates that the company ranks in the higher end of its generic rating category; the modifier 2 indicates a mid-range ranking and the modifier 3 indicates that the company ranks in the lower end of its generic rating category.

---------------------------------------------------------
---------------------------------------------------------
                         NOTICE OF

              SPECIAL SHAREHOLDERS' MEETING

             TO BE HELD ON JANUARY 24, 1996

                           AND

                     PROXY STATEMENT

                 HERITAGE INCOME TRUST
                 DIVERSIFIED PORTFOLIO
---------------------------------------------------------
---------------------------------------------------------

[X] PLEASE MARK VOTES AS IN THIS EXAMPLE
                                                                                                             With-   For All
                                                                                                       For   hold    Except
                                                         1. Election of Trustees:                      [ ]    [ ]      [ ]

    HERITAGE U.S. GOVERNMENT                                CLASS I: Donald W. Burton and David M. Phillips
           INCOME FUND
                                                            Instructions: To withhold authority to vote for any individual nominee, mark "For All Except" box and strike a line through the nominee(s) name in the list above.

                                                                                                       For  Against  Abstain
                                                         2. Ratification of the selection of Coopers   [ ]    [ ]      [ ]
                                                            & Lybrand L.L.P. as independent
                                                            accountants of the Fund for the fiscal
                                                            year ending October 31, 1996.

                                                              The Board of Trustees recommends a vote "FOR"


   Please be sure to sign and date this Proxy.  Date        Mark box at right if comments or address changes have      [ ]
   ______________________________________________________   been noted on the reverse side.


   Shareholder sign here      Co-owner sign here                        RECORD DATE SHARES:
   ______________________________________________________


[X] PLEASE MARK VOTES AS IN THIS EXAMPLE
                                                                                                             With-   For All
                                                                                                       For   hold    Except
                                                         1. Election of Trustees:                      [ ]    [ ]      [ ]

    HERITAGE U.S. GOVERNMENT                                CLASS I: Donald W. Burton and David M. Phillips
           INCOME FUND
                                                            Instructions: To withhold authority to vote for any individual nominee, mark "For All Except" box and strike a line through the nominee(s) name in the list above.

                                                                                                       For  Against  Abstain
                                                         2. Ratification of the selection of Coopers   [ ]    [ ]      [ ]
                                                            & Lybrand L.L.P. as independent
                                                            accountants of the Fund for the fiscal
                                                            year ending October 31, 1996.

                                                              The Board of Trustees recommends a vote "FOR"


   Please be sure to sign and date this Proxy.  Date        Mark box at right if comments or address changes have      [ ]
   ______________________________________________________   been noted on the reverse side.


   Shareholder sign here      Co-owner sign here                        RECORD DATE SHARES:
   ______________________________________________________


   HERCM - HERITAGE US GOV INCOME FUND

